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                                                                    Exhibit 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-33765) pertaining to the Equity Compensation Plan of Maritrans Inc. and on Form S-8 (No. 333-79891) pertaining to the Maritrans Inc. Directors and Key Employees' Equity Compensation Plan of our report dated January 28, 2000, with respect to the consolidated financial statements and schedule of Maritrans Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



                                             /s/ Ernst & Young, LLP
                                             -------------------------
                                                 Ernst & Young, LLP

Philadelphia, Pennsylvania
March 28, 2000